COMMON STOCK PURCHASE

                                    AGREEMENT




                          Dated as of December 28, 2005




                                  by and among




                                 ROO GROUP, INC.


                                       and




                       THE PURCHASERS LISTED ON EXHIBIT A













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
                                                     TABLE OF CONTENTS

                                                                                                          Page
                                                                                                          ----
ARTICLE I               Purchase and Sale of Common Stock and Warrants......................................1
         Section 1.1    Purchase and Sale of Common Stock and Warrants......................................1
         Section 1.2    Purchase Price and Closing..........................................................1

ARTICLE II              Representations and Warranties......................................................2
         Section 2.1    Representations and Warranties of the Company.......................................2
         Section 2.2    Representations and Warranties of the Purchasers...................................12

ARTICLE III             Covenants..........................................................................15
         Section 3.1    Securities Compliance..............................................................15
         Section 3.2    Registration and Listing...........................................................16
         Section 3.3    Inspection Rights..................................................................16
         Section 3.4    Compliance with Laws...............................................................16
         Section 3.5    Keeping of Records and Books of Account............................................16
         Section 3.6    Reporting Requirements.............................................................16
         Section 3.7    Other Agreements...................................................................17
         Section 3.8    Use of Proceeds....................................................................16
         Section 3.9    Reporting Status...................................................................16
         Section 3.10   Disclosure of Transaction..........................................................16
         Section 3.11   Disclosure of Material Information.................................................17
         Section 3.12   Form D.............................................................................17
         Section 3.13   No Integrated Offerings............................................................17
         Section 3.14   Pledge of Shares...................................................................17
         Section 3.15   Application for Nasdaq Listing.....................................................18
         Section 3.16   Subsequent Financings; Right of Participation......................................18

ARTICLE IV              Conditions.........................................................................19
         Section 4.1    Conditions Precedent to the Obligation of the Company to Close and
                        to Sell the Shares.................................................................19
         Section 4.2    Conditions Precedent to the Obligation of the Purchasers to Close
                        and to Purchase the Shares.........................................................20

ARTICLE V               Certificate Legend.................................................................22
         Section 5.1    Legend.............................................................................20

ARTICLE VI              Indemnification....................................................................23
         Section 6.1    General Indemnity..................................................................23
         Section 6.2    Indemnification Procedure..........................................................23

ARTICLE VII             Miscellaneous......................................................................25
         Section 7.1    Fees and Expenses..................................................................25
         Section 7.2    Specific Performance; Consent to Jurisdiction; Venue...............................25
         Section 7.3    Entire Agreement; Amendment........................................................25
         Section 7.4    Notices............................................................................26
         Section 7.5    Waivers............................................................................27
         Section 7.6    Headings...........................................................................27
         Section 7.7    Successors and Assigns.............................................................27
         Section 7.8    No Third Party Beneficiaries.......................................................27
         Section 7.9    Governing Law......................................................................27
         Section 7.10   Survival...........................................................................27
         Section 7.11   Counterparts.......................................................................27
         Section 7.12   Publicity..........................................................................27
         Section 7.13   Severability.......................................................................28
         Section 7.14   Further Assurances.................................................................28

                        COMMON STOCK PURCHASE AGREEMENT

         This COMMON STOCK PURCHASE AGREEMENT this ("Agreement"), dated as of December 28, 2005 by and among ROO Group, Inc., a Delaware corporation (the "Company"), and the purchasers listed on Exhibit A hereto (each a "Purchaser" and collectively, the "Purchasers"), for the purchase and sale of shares of the Company's common stock, par value $0.0001 per share (the "Common Stock") by the Purchasers.

         The parties hereto agree as follows:

                                   ARTICLE I

                 PURCHASE AND SALE OF COMMON STOCK AND WARRANTS

         Section 1.1 Purchase and Sale of Common Stock and Warrants.

         (a) Upon the following terms and conditions, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, shares of Common Stock (the "Shares") at a price per share of $3.00. The minimum purchase price hereunder shall be no less than $3,000,000 (the "Minimum Purchase Price"). The aggregate purchase price sold hereunder shall be the sum of the Minimum Purchase Price and the aggregate purchase price of any Shares sold in excess of the Minimum Purchase Price (the "Purchase Price"). Each Purchaser shall invest a minimum of $100,000 provided that the Company may accept investments of less than $100,000 upon the mutual agreement of the Company and Burnham Hill Partners, LLC, a division of Pali Capital, Inc. The Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), including Regulation D ("Regulation D"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

         (b) Upon the following terms and conditions, each Purchaser shall be issued Warrants, in substantially the form attached hereto as Exhibit C (the "Warrants"), to purchase a number of shares of Common Stock equal to forty percent (40%) of the number of shares of Common Stock purchased by each Purchaser, as set forth opposite such Purchaser's name on Exhibit A hereto. The Warrants shall have an exercise price per share equal to $4.00 and a term of five (5) years as adjusted pursuant to the terms and provisions of the Warrant. The number of shares of Common Stock issuable upon exercise of the Warrants issuable to each Purchaser is set forth opposite such Purchaser's name on Exhibit A attached hereto. Any shares of Common Stock issuable upon exercise of the Warrants (and such shares when issued) are herein referred to as the "Warrant Shares". The Shares, the Warrants and the Warrant Shares are sometimes collectively referred to herein as the "Securities".

         Section 1.2 Purchase Price and Closing. In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly, agree to purchase the number of Shares and Warrants, in each case, set forth opposite their respective names on Exhibit A. The closing of the purchase and sale of the Shares and Warrants to be acquired by the Purchasers from the Company under this Agreement shall take place at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York 10036 (the "Closing") at 10:00 a.m. on December ___, 2005 or at such time and on such date as the Purchasers and the Company may agree upon (the "Closing Date"), provided, that all of the conditions set forth in Article IV hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith. At the Closing, the Company shall deliver or cause to be delivered to each Purchaser (i) a certificate registered in the name of the Purchaser representing the number of Shares as is set forth opposite the name of such Purchaser on Exhibit A and (ii) any other deliveries as required by
Article IV. At the Closing, each Purchaser shall deliver its portion of the Purchase Price by wire transfer to an account designated by the Company.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         Section 2.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers as follows, as of the date hereof and the Closing Date, except as set forth on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein:

         (a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not have any Subsidiaries (as defined in Section 2.1(g)) or own securities of any kind in any other entity except as set forth on
Schedule 2.1(g) hereto. The Company and each such Subsidiary (as defined in Section 2.1(g)) is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, "Material Adverse Effect" means any effect on the business, results of operations, prospects, assets or condition (financial or otherwise) of the Company that is material and adverse to the Company and its subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company from entering into and performing any of its obligations under the Transaction Documents (as defined below) in any material respect.

         (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Warrants, the Escrow Agreement by and among the Company, the Purchasers and the escrow agent, dated as of the date hereof, substantially in the form of Exhibit B hereto (the "Escrow Agreement") and that certain Registration Rights Agreement by and among the Company and the Purchasers, dated as of the date hereof, substantially in the form of Exhibit D attached hereto (the "Registration Rights Agreement" and, together with the Escrow Agreement, the Warrants and this Agreement, the "Transaction Documents") and to issue and sell the Shares and Warrants in accordance with the terms hereof and to complete the transactions contemplated by the Transaction Documents. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Company, its Board of Directors or stockholders is required. When executed and delivered by the Company, each of the Transaction Documents shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

         (c) Capitalization. The authorized capital stock of the Company as of December ____, 2005 is set forth on Schedule 2.1(c) hereto. All of the outstanding shares of the Common Stock and any other outstanding security of the Company have been duly and validly authorized and validly issued, fully paid and nonassessable and were issued in accordance with the registration or qualification provisions of the Securities Act, or pursuant to valid exemptions therefrom. Except as set forth in this Agreement and as set forth on Schedule 2.1(c) hereto, no shares of Common Stock or any other security of the Company are entitled to preemptive rights, registration rights, rights of first refusal or similar rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement and as set forth on
Schedule 2.1(c) hereto, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities or as provided on Schedule 2.1(c) hereto, the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. Except as set forth on Schedule 2.1(c), the Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company.

         (d) Issuance of Shares. The Shares to be issued at the Closing have been duly authorized by all necessary corporate action and, when paid for and issued in accordance with the terms hereof, the Shares will be validly issued, fully paid and nonassessable and free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock. When the Warrant Shares are issued and paid for in accordance with the terms of the Warrants, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable and free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

         (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of the Company's Certificate of Incorporation (the "Certificate") or Bylaws (the "Bylaws"), each as amended to date, or any Subsidiary's comparable charter documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries' respective properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except, in all cases, other than violations pursuant to clauses (i) or
(iii) (with respect to federal and state securities laws) above, except, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or issue and sell the Shares in accordance with the terms hereof (other than any filings, consents and approvals which may be required to be made by the Company under applicable state and federal securities laws, rules or as may be required for the Company to carry out its obligations under the Registration Rights Agreement).

         (f) Commission Documents, Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, except as disclosed on Schedule 2.1(f) hereto, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "Commission") pursuant to the reporting requirements of the Exchange Act, including pursuant to Sections 13, 14 or 15(d) thereof (all of the foregoing and all exhibits included therein and financial statement and schedules thereto, including filings incorporated by reference therein being referred to herein as the "Commission Documents"). At the times of their respective filings, the Form 10-QSB for the fiscal quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 (collectively, the "Form 10-QSB") and the Form 10-KSB for the fiscal year ended December 31, 2004 (the "Form 10-KSB") complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and the Form 10-QSB and Form 10-KSB at the time of their respective filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Commission Documents were complete and correct in all material respects and complied with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the Notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         (g) Subsidiaries. Schedule 2.1(g) hereto sets forth each Subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person's ownership of the outstanding stock or other interests of such Subsidiary. For the purposes of this Agreement, "Subsidiary" shall mean any corporation or other entity of which 100% of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence except as set forth on Schedule 2.1(g) hereto. Neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.

         (h) No Material Adverse Change. Since December 31, 2004, the Company has not experienced or suffered any Material Adverse Effect, except as disclosed on Schedule 2.1(h) hereto.

         (i) No Undisclosed Liabilities. Except as disclosed on Schedule 2.1(i) hereto, since December 31, 2004, neither the Company nor any of its Subsidiaries has incurred any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company's or its Subsidiaries respective businesses or which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect. Since December 31, 2004, except as disclosed in Commission Documents, none of the Company or any of its Subsidiaries has participated in any transaction material to the condition of the Company which is outside of the ordinary course of its business.

         (j) No Undisclosed Events or Circumstances. Since December 31, 2004, except as disclosed on Schedule 2.1(j) hereto, no event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

         (k) Indebtedness. Schedule 2.1(k) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $150,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of liabilities for borrowed money of others in excess of $150,000, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

         (l) Title to Assets. Each of the Company and the Subsidiaries has good and valid title to all of its real and personal property reflected in the Commission Documents, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated on Schedule 2.1(l) hereto or such that, individually or in the aggregate, do not cause a Material Adverse Effect. All said leases of the Company and each of its Subsidiaries are valid and subsisting and in full force and effect.

         (m) Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth on Schedule 2.1(m) hereto, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company, any Subsidiary or any of their respective properties or assets, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any Subsidiary or any officers or directors of the Company or any Subsidiary in their capacities as such, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (n) Compliance with Law. The business of the Company and the Subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the Commission Documents or on Schedule 2.1(n) hereto or such that, individually or in the aggregate, the noncompliance therewith could not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         (o) Taxes. Except as set forth on Schedule 2.1(o) hereto, the Company and each of the Subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the Subsidiaries for all current taxes and other charges to which the Company or any Subsidiary is subject and which are not currently due and payable. Except as disclosed on Schedule 2.1(o) hereto, none of the federal income tax returns of the Company or any Subsidiary has been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any Subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

         (p) Certain Fees. Except as set forth on Schedule 2.1(p) hereto, the Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders' structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

         (q) Disclosure. Neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

         (r) Operation of Business. Except as set forth on Schedule 2.1(r) hereto, the Company and each of the Subsidiaries owns or possesses the rights to use all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations which are necessary for the conduct of its business as now conducted without any conflict or infringement with the rights of others.

         (s) Environmental Compliance. Except as disclosed on Schedule 2.1(s) hereto, the Company and each of its Subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws. "Environmental Laws" shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Except as set forth on Schedule 2.1(s) hereto, the Company has all necessary governmental approvals required under all Environmental Laws and used in its business or in the business of any of its Subsidiaries, except for such instances as would not individually or in the aggregate have a Material Adverse Effect. The Company and each of its Subsidiaries are also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its Subsidiaries that violate or would be reasonably likely to violate any Environmental Law after the Closing or that would be reasonably likely to give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including, without limitation, underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

         (t) Books and Records; Internal Accounting Controls. The records and documents of the Company and its Subsidiaries accurately reflect in all material respects the information relating to the business of the Company and its Subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any Subsidiary. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. Except as set forth on Schedule 2.1(t) hereto, there are no significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting that would reasonably be expected to adversely affect the Company's ability to record, process, summarize and report financial information, and there is no fraud, whether or not material, that involves management or, to the knowledge of the Company, other employees who have a significant role in the Company's internal controls and the Company has provided to the Purchaser copies of any written materials relating to the foregoing.

         (u) Material Agreements. Except for the Transaction Documents (with respect to clause (i) only), as disclosed in the Commission Documents or as set forth on Schedule 2.1(u) hereto, or as would not be reasonably likely to have a Material Adverse Effect, (i) the Company and each of its Subsidiaries have performed all obligations required to be performed by them to date under any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, filed or required to be filed with the Commission (the "Material Agreements"), (ii) neither the Company nor any of its Subsidiaries has received any notice of default under any Material Agreement and, (iii) to the best of the Company's knowledge, neither the Company nor any of its Subsidiaries is in default under any Material Agreement.

         (v) Transactions with Affiliates. Except as set forth on Schedule 2.1(v) hereto, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company, any Subsidiary or any of their respective customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its Subsidiaries, or any person owning any capital stock of the Company or any Subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder which, in each case, is required to be disclosed in the Commission Documents or in the Company's most recently filed definitive proxy statement on Schedule 14A, that is not so disclosed in the Commission Documents or in such proxy statement.

         (w) Securities Act of 1933. Based in material part upon the representations and warranties of the Purchasers contained in Section 2.2 hereof, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Shares or similar securities to, or solicit offers with respect thereto from, or enter into any negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Shares under the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Shares.

         (x) Governmental Approvals. Except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Shares, or for the performance by the Company of its obligations under the Transaction Documents.

         (y) Employees; Labor Relations. Neither the Company nor any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees, except as set forth on Schedule 2.1(y) hereto or disclosed in the Commission Documents. Except as set forth on Schedule 2.1(y) hereto or disclosed in the Commission Documents, neither the Company nor any Subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such Subsidiary required to be disclosed in the Commission Documents that is not so disclosed. Since

December 31, 2004, no officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary. Except as could not reasonably be expected to have a Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice,
(ii) there is no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, and (iii) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or contract.

         (z) Absence of Certain Developments. Except as provided on Schedule 2.1(z) hereto, since December 31, 2004, neither the Company nor any Subsidiary has:

         (i) issued any stock, bonds or other corporate securities or any right, options or warrants with respect thereto;

         (ii) borrowed any amount in excess of $150,000 or incurred or become subject to any other liabilities in excess of $150,000 (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the business of the Company and its Subsidiaries;

         (iii) discharged or satisfied any lien or encumbrance in excess of $150,000 or paid any obligation or liability (absolute or contingent) in excess of $150,000, other than current liabilities paid in the ordinary course of business;

         (iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock, in each case in excess of $50,000 individually or $100,000 in the aggregate;

         (v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, in each case in excess of $150,000, except in the ordinary course of business;

         (vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights in excess of $250,000, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchasers or their representatives;

         (vii) suffered any material losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

         (viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

         (ix) made capital expenditures or commitments therefor that aggregate in excess of $150,000; (x) entered into any material transaction, whether or not in the ordinary course of business;

         (xi) made charitable contributions or pledges in excess of $10,000;

         (xii) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

         (xiii) experienced any material problems with labor or management in connection with the terms and conditions of their employment; or

         (xiv) entered into an agreement, written or otherwise, to take any of the foregoing actions.

         (aa) Public Utility Holding Company Act and Investment Company Act Status. The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon the Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         (bb) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company or any of its Subsidiaries which is or would be materially adverse to the Company and its Subsidiaries. The execution and delivery of this Agreement and the issuance and sale of the Shares and the Warrants will not involve any transaction which is subject to the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided that, if any of the Purchasers, or any person or entity that owns a beneficial interest in any of the Purchasers, is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a "party in interest" (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.1(bb), the term "Plan" shall mean an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

         (cc) Anti-takeover Device. Neither the Company nor any of its Subsidiaries has any outstanding shareholder rights plan or "poison pill" or any similar arrangement. There are no provisions of any anti-takeover or business combination statute applicable to the Company, the Certificate and the Bylaws which would preclude the issuance and sale of the Shares and the consummation of the other transactions contemplated by this Agreement or any of the other Transaction Documents.

         (dd) Independent Nature of Purchasers. The Company acknowledges that the obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents and the Company shall not be excused from performance of its obligations to any Purchaser under the Transaction Documents as a result of nonperformance or breach by any other Purchaser. The Company acknowledges that the decision of each Purchaser to purchase Shares pursuant to this Agreement has been made by such Purchaser independently of any other purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its Subsidiaries which may have made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained herein, or in any Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that for reasons of administrative convenience only, the Transaction Documents have been prepared by counsel for one of the Purchasers and such counsel does not represent all of the Purchasers but only such Purchaser and the other Purchasers have retained their own individual counsel with respect to the transactions contemplated hereby. The Company acknowledges that it has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Purchasers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated hereby or thereby.

         (ee) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Shares pursuant to Regulation D and Rule 506 thereof under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Shares to be integrated with other offerings if such other offering, if integrated, would cause the offer and sale of the Shares not to be exempt from registration pursuant to Regulation D and Rule 506 thereof under the Securities Act. The Company does not have any registration statement pending before the Commission or currently under the Commission's review and, except as disclosed in Schedule 2.1(z), since March 1, 2005, the Company has not offered or sold any of its equity securities or debt securities convertible into shares of Common Stock.

         (ff) Sarbanes-Oxley Act. The Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), and the rules and regulations promulgated thereunder, that are effective and for which compliance by the Company is required as of the date hereof and intends to comply with other applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, upon the effectiveness of such provisions or the date by which compliance therewith by the Company is required.

         Section 2.2 Representations and Warranties of the Purchasers. Each of the Purchasers hereby represents and warrants to the Company with respect solely to itself and not with respect to any other Purchaser as follows as of the date hereof and as of the Closing Date:

         (a) Organization and Standing of the Purchasers. If the Purchaser is an entity, such Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

         (b) Authorization and Power. Such Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Shares being sold to it hereunder. The execution, delivery and performance of the Transaction Documents by such Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate, partnership or other action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, partners or members, as the case may be, is required. When executed and delivered by the Purchasers, the other Transaction Documents shall constitute valid and binding obligations of such Purchaser enforceable against such Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

         (c) No Conflict. The execution, delivery and performance of the Transaction Documents by such Purchaser and the consummation by such Purchaser of the transactions contemplated thereby and hereby do not and will not (i) violate any provision of such Purchaser's charter or organizational documents,
(ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which such Purchaser is a party or by which such Purchaser's respective properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to such Purchaser or by which any property or asset of such Purchaser are bound or affected, except, in all cases, other than violations pursuant to clauses (i) or
(iii) (with respect to federal and state securities laws) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, materially and adversely affect such Purchaser's ability to perform its obligations under the Transaction Documents.

         (d) Acquisition for Investment. Such Purchaser is purchasing the Securities solely for its own account and not with a view to or for sale in connection with distribution. Such Purchaser does not have a present intention to sell any of the Securities nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Securities, to or through any person or entity; provided, however, that by making the representations herein, such Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with Federal and state securities laws applicable to such disposition. Such Purchaser acknowledges that it (i) has such knowledge and experience in financial and business matters such that Purchaser is capable of evaluating the merits and risks of Purchaser's investment in the Company, (ii) is able to bear the financial risks associated with an investment in the Securities and (iii) has been given full access to such records of the Company and the Subsidiaries and to the officers of the Company and the Subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation.

         (e) Rule 144. Such Purchaser understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available. Such Purchaser acknowledges that such person is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act ("Rule 144"), and that such Purchaser has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

         (f) General. Such Purchaser understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Securities. Such Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

         (g) No General Solicitation. Such Purchaser acknowledges that the Securities were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications. Such Purchaser, in making the decision to purchase the Securities, has relied upon independent investigation made by it and the representations, warranties and agreements set forth in the Transaction Documents and has not relied on any information or representations made by third parties.

         (h) Accredited Investor. Such Purchaser is an "accredited investor" (as defined in Rule 501 of Regulation D), and such Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Purchaser is not a broker-dealer. Such Purchaser acknowledges that an investment in the Securities is speculative and involves a high degree of risk. Such Purchaser has completed or caused to be completed the Investor Questionnaire Certification attached hereto as Exhibit E certifying as to its status as an "accredited investor" and understands that the Company is relying upon the truth and accuracy of such information set forth therein to determine the suitability of such Purchaser to acquire the Securities.

         (i) Certain Fees. The Purchasers have not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders' structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

         (j) Independent Investment. No Purchaser has agreed to act with any other Purchaser for the purpose of acquiring, holding, voting or disposing of the Securities purchased hereunder for purposes of Section 13(d) under the Exchange Act, and each Purchaser is acting independently with respect to its investment in the Securities.

         (k) Short Sales. Each Purchaser covenants that neither it nor any affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales (as defined below) during the period after the date that such Purchaser first received a term sheet from the Company or any other person or entity setting forth the material terms of the transactions contemplated hereunder until the date that the transactions contemplated by this Agreement are first publicly announced as described in Section 3.10. For purposes hereof, "Short Sales" shall include all "short sales" as defined in Rule 200 of Regulation SHO under the Exchange Act.

                                  ARTICLE III

                                    COVENANTS

         The Company covenants with each Purchaser as follows, which covenants are for the benefit of each Purchaser and their respective permitted assignees.

         Section 3.1 Securities Compliance. The Company shall notify the Commission in accordance with its rules and regulations, of the transactions contemplated by any of the Transaction Documents and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares to the Purchasers, or their respective subsequent holders.

         Section 3.2 Registration and Listing. The Company shall cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, to comply in all respects with its reporting and filing obligations under the Exchange Act, to comply with all requirements related to any registration statement filed pursuant to this Agreement, and to not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action necessary to continue the listing or trading of its Common Stock on the OTC Bulletin Board or any successor market. Subject to the terms of the Transaction Documents, the Company further covenants that it will take such further action as the Purchasers may reasonably request, all to the extent required from time to time to enable the Purchasers to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act. Upon the request of the Purchasers, the Company shall deliver to the Purchasers a written certification of a duly authorized officer as to whether it has complied with such requirements.

         Section 3.3 Inspection Rights. The Company shall permit, during normal business hours and upon reasonable request and reasonable notice, each Purchaser or any employees, agents or representatives thereof, so long as such Purchaser shall be obligated hereunder to purchase the Shares or shall beneficially own any Shares or Warrant Shares, for purposes reasonably related to such Purchaser's interests as a stockholder to examine and make reasonable copies of the records and books of account of, and visit and inspect the properties, assets, operations and business of the Company and any Subsidiary, and to discuss the affairs, finances and accounts of the Company and any Subsidiary with any of its officers, consultants, directors, and key employees.

         Section 3.4 Compliance with Laws. The Company shall comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which would be reasonably likely to have a Material Adverse Effect.

         Section 3.5 Keeping of Records and Books of Account. The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries.

         Section 3.6 Reporting Requirements. If the Company ceases to file its periodic reports with the Commission, or if the Commission ceases making these periodic reports available via the Internet without charge, then the Company shall, promptly after filing with the Commission, furnish the following to each Purchaser so long as such Purchaser shall be obligated hereunder to purchase the Securities or shall beneficially own Securities:

         (a) Quarterly Reports filed with the Commission on Form 10-QSB;

         (b) Annual Reports filed with the Commission on Form 10-KSB; and

         (c) Copies of all notices, information and proxy statements in connection with any meetings, that are, in each case, provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

         Section 3.7 Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability of the Company or any Subsidiary to perform its obligations under any Transaction Document.

         Section 3.8 Use of Proceeds. The net proceeds from the sale of the Securities will be used by the Company for working capital and general corporate purposes.

         Section 3.9 Reporting Status. So long as a Purchaser beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

         Section 3.10 Disclosure of Transaction. The Company shall issue a press release describing the material terms of the transactions contemplated hereby (the "Press Release") as soon as practicable after the Closing but in no event later than twenty-four hours after the Closing; provided, however, that if the Closing occurs after 4:00 P.M. Eastern Time on any Trading Day, the Company shall issue the Press Release no later than 9:00 A.M. Eastern Time on the first Trading Day following the Closing Date. The Company shall also file with the Commission a Current Report on Form 8-K (the "Form 8-K") describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement, the Registration Rights Agreement, the Escrow Agreement, and the Press Release) as soon as practicable following such Closing Date but in no event more than two (2) Trading Days following such Closing Date, which Press Release and Form 8-K shall be subject to prior review and comment by the Purchasers. "Trading Day" means any day during which the OTC Bulletin Board (or other principal exchange on which the Common Stock is traded) shall be open for trading.

         Section 3.11 Disclosure of Material Information. The Company covenants and agrees that neither it nor any other person acting on its behalf has provided or will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

         Section 3.12 Form D. The Company agrees to file a Form D with respect to the Shares as required by Rule 506 under Regulation D and to provide a copy thereof to the Purchasers promptly after such filing.

         Section 3.13 No Integrated Offerings. The Company shall not make any offers or sales of any security (other than the Shares being offered or sold hereunder) under circumstances that would require registration of the Shares being offered or sold hereunder under the Securities Act.

         Section 3.14 Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by a Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of the Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Purchaser effecting a pledge of the Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document; provided that a Purchaser and its pledgee shall be required to comply with the provisions of Article V hereof in order to effect a sale, transfer or assignment of the Securities to such pledgee. At the Purchasers' expense, the Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Purchaser.

         Section 3.15 Application for Nasdaq Listing. Within 60 days of meeting the listing requirements of The Nasdaq SmallCap Market, the Company shall file an initial listing application for its Common Stock to be listed on The Nasdaq SmallCap Market. Within 60 days of meeting the listing requirements of The Nasdaq National Market, the Company shall file an initial listing application for its Common Stock to be listed on The Nasdaq National Market.

         Section 3.16 Subsequent Financings; Right of Participation. (a) During the period commencing on the Closing Date and ending on the date that is eighteen (18) months following the Closing Date, the Company covenants and agrees to promptly notify (in no event later than ten (10) trading days after making or receiving an applicable offer) in writing (a "Rights Notice") the Purchasers of the terms and conditions of any proposed offer or sale to, or exchange with (or other type of distribution to) any third party (a "Subsequent Financing"), of Common Stock or any securities convertible, exercisable or exchangeable into Common Stock, including convertible preferred and debt securities (collectively, the "Financing Securities"). The Rights Notice shall describe, in reasonable detail, the proposed Subsequent Financing, the proposed closing date of the Subsequent Financing, which shall not be within twenty (20) calendar days from the date the Rights Notice is given nor later than forty five
(45) calendar days from the date the Rights Notice is given, including, without limitation, all of the material terms and conditions thereof and proposed definitive documentation to be entered into in connection therewith. The Rights Notice shall provide each Purchaser an option (the "Rights Option") during the ten (10) trading days following delivery of the Rights Notice (the "Option Period") to purchase up to its pro rata share of its Purchase Price, together with the other Purchasers exercising the Rights Option, for up to fifty percent (50%) of the amount of the securities being offered in such Subsequent Financing on the same, absolute terms and conditions as contemplated by such Subsequent Financing (the "First Refusal Rights"). If any Purchaser elects not to participate in such Subsequent Financing, the other Purchasers may participate on a pro-rata basis so long as such participation in the aggregate does not exceed fifty percent (50%) of the total amount of the Subsequent Financing. For purposes of this Section, all references to "pro rata" means, for any Purchaser electing to participate in such Subsequent Financing, the percentage obtained by dividing (x) the total number of Shares purchased by such Purchaser at the Closing by (y) the total number of Shares purchased by all of the participating Purchasers at the Closing. Delivery of any Rights Notice constitutes a representation and warranty by the Company that there are no other material terms and conditions, arrangements, agreements or otherwise except for those disclosed in the Rights Notice, to provide additional compensation to any party participating in any proposed Subsequent Financing, including, but not limited to, additional compensation based on changes in the Purchase Price or any type of reset or adjustment of a purchase or conversion price or to issue additional securities at any time after the closing date of a Subsequent Financing. If the Company does not receive notice of exercise of the Rights Option from any of the Purchasers within the Option Period, the Company shall have the right to close the Subsequent Financing on the scheduled closing date with a third party (and, if applicable, with such Purchasers as shall have exercised their Rights Option); provided that all of the material terms and conditions of the closing are the same as those provided to the Purchasers in the Rights Notice. If the closing of the proposed Subsequent Financing does not occur within 60 days from the date the Rights Notice is given, any closing of the contemplated Subsequent Financing or any other Subsequent Financing shall be subject to all of the provisions of this Section, including, without limitation, the delivery of a new Rights Notice.

         (b) For purposes of this Agreement, a Permitted Financing (as defined hereinafter) shall not be considered a Subsequent Financing. A "Permitted Financing" shall mean (1) securities issued (other than for cash) in connection with a merger, acquisition, or consolidation, (2) securities issued pursuant to a bona fide firm underwritten public offering of the Company's securities, (3) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date hereof or issued pursuant to this Agreement, (4) the Warrant Shares, (5) securities issued in connection with bona fide strategic license agreements or other partnering arrangements so long as such issuances are not for the purpose of raising capital, (6) Common Stock issued or options to purchase Common Stock granted or issued pursuant to the Company's stock option plans as they now exist and employee stock purchase plans as they now exist, and (7) any warrants issued to the placement agent and its designees for the transactions contemplated by this Agreement.

                                   ARTICLE IV

                                   CONDITIONS

         Section 4.1 Conditions Precedent to the Obligation of the Company to Close and to Sell the Securities. The obligation hereunder of the Company to close and issue and sell the Securities to the Purchasers at the Closing Date is subject to the satisfaction or waiver, at or before the Closing of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

         (a) Accuracy of the Purchasers' Representations and Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

         (b) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

         (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

         (d) Delivery of Purchase Price. The Purchasers shall have delivered to the Company the Purchase Price for the Shares to be purchased by each Purchaser.

         (e) Delivery of Transaction Documents. The Transaction Documents to which the Purchasers are a party shall have been duly executed by the Purchasers and delivered to the Company.

         (f) Escrow Agreement. The Escrow Agreement shall have been executed and delivered by the Purchasers and the escrow agent to the Company.

         (g) Written Consent of Stockholders. The Company shall have received the written consent of the holders of a majority of the Registrable Securities (as defined in the separate Registration Rights Agreements dated as of August 19, 2005 and October 20, 2005) to register the securities listed on Schedule II of the Registration Rights Agreement.

         Section 4.2 Conditions Precedent to the Obligation of the Purchasers to Close and to Purchase the Securities. The obligation hereunder of each Purchaser to purchase the Securities and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.

         (a) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and the Registration Rights Agreement shall be true and correct in all respects as of the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date.

         (b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

         (c) No Suspension, Etc. Trading in the Common Stock shall not have been suspended by the Commission or the OTC Bulletin Board (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets ("Bloomberg") shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities.

         (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

         (e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

         (f) Opinion of Counsel. The Purchasers shall have received an opinion of counsel to the Company, dated the date of such Closing, substantially in the form of Exhibit F hereto, with such exceptions and limitations as shall be reasonably acceptable to counsel to the Purchasers.

         (g) Shares and Warrants. At or prior to the Closing, the Company shall have delivered to the Purchasers certificates representing the Shares and Warrants (in each case in such denominations as each Purchaser may request) being acquired by the Purchasers at the Closing.

         (h) Secretary's Certificate. The Company shall have delivered to the Purchasers a secretary's certificate, dated as of the Closing Date, as to (i) the resolutions adopted by the Board of Directors approving the transactions contemplated hereby, (ii) the Certificate, (iii) the Bylaws, each as in effect at the Closing, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

         (i) Officer's Certificate. On the Closing Date, the Company shall have delivered to the Purchasers a certificate signed by an executive officer on behalf of the Company, dated as of such Closing Date, confirming the accuracy of the Company's representations, warranties and its compliance with covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in paragraphs (b)-(e) of this Section 4.2 as of the Closing Date (provided that, with respect to the matters in paragraphs (d) and (e) of this Section 4.2, such confirmation shall be based on the knowledge of the executive officer after due inquiry).

         (j) Registration Rights Agreement. As of the Closing Date, the Company shall have duly executed and delivered the Registration Rights Agreement in the form of Exhibit D attached hereto.

         (k) Material Adverse Effect. No Material Adverse Effect shall have occurred at or before the Closing Date.

         (l) Escrow Agreement. As of the Closing Date, the Company and the escrow agent shall have executed and delivered the Escrow Agreement to the Purchasers.

         (m) Written Consent of Stockholders. The Company shall have received the written consent of the holders of a majority of the Registrable Securities (as defined in the separate Registration Rights Agreements dated as of August 19, 2005 and October 20, 2005) to register the securities listed on Schedule II of the Registration Rights Agreement.

                                   ARTICLE V

                               CERTIFICATE LEGEND

         Section 5.1 Legend. Each certificate representing the Securities shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or "blue sky" laws):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR ROO GROUP, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

         The Company agrees to reissue certificates representing any of the Shares or Warrant Shares, without the legend set forth above if at such time, prior to making any transfer of any such Shares or Warrant Shares, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer and removal will not be effected until: (a) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that the registration of the Shares or Warrant Shares under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become and remains effective under the Securities Act, (iii) the Company has received other evidence reasonably satisfactory to the Company that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the holder provides the Company with reasonable assurances that such security can be sold pursuant to Rule

144 under the Securities Act; and (b) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that registration or qualification under the securities or "blue sky" laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or "blue sky" laws has been effected or a valid exemption exists with respect thereto. The Company will respond to any such notice from a holder within five (5) business days. In the case of any proposed transfer under this Section 5.1, the Company will use reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, or (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject. The restrictions on transfer contained in this Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement. Whenever a certificate representing the Shares or Warrant Shares is required to be issued to a Purchaser without a legend, in lieu of delivering physical certificates representing the Shares or Warrant Shares, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, the Company shall use its reasonable best efforts to cause its transfer agent to electronically transmit the Shares or Warrant Shares to a Purchaser by crediting the account of such Purchaser's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system (to the extent not inconsistent with any provisions of this Agreement).

                                   ARTICLE VI

                                 INDEMNIFICATION

         Section 6.1 General Indemnity. The Company agrees to indemnify and hold harmless the Purchasers (and their respective directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Purchasers and their directors, officers, affiliates, agents, successors and assigns as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein. Each Purchaser severally but not jointly agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Company and its directors, officers, affiliates, agents, successors and assigns as a direct result of any inaccuracy in or breach of the representations, warranties or covenants made by such Purchaser herein. The maximum aggregate liability of each Purchaser pursuant to its indemnification obligations under this Article VI shall not exceed the portion of the Purchase Price paid by such Purchaser hereunder.

         Section 6.2 Indemnification Procedure. Any party entitled to indemnification under this Article VI (an "indemnified party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnifying party a conflict of interest between it and the indemnified party exists with respect to such action, proceeding or claim (in which case the indemnifying party shall be responsible for the reasonable fees and expenses of one separate counsel for the indemnified parties), to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will not contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent which consent shall not be unreasonably withheld. Notwithstanding anything in this
Article VI to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article VI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

                                  ARTICLE VII

                                  MISCELLANEOUS

         Section 7.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, provided that the Company shall pay all actual attorneys' fees and expenses (including disbursements and out-of-pocket expenses) up to a maximum of $15,000 for one counsel to the Purchasers incurred by the Purchasers in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated thereunder, which payment shall be made at Closing, (ii) the filing and declaration of effectiveness by the Commission of the Registration Statement (as defined in the Registration Rights Agreement) and (iii) any amendments, modifications or waivers of this Agreement or any of the other Transaction Documents. In addition, the Company shall pay all reasonable fees and expenses incurred by the Purchasers in connection with the enforcement of this Agreement or any of the other Transaction Documents, including, without limitation, all reasonable attorneys' fees and expenses.

         Section 7.2 Specific Performance; Consent to Jurisdiction; Venue.

         (a) The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents are not performed in accordance with their specific terms or are otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

         (b) The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The parties irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Company and each Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7.2 shall affect or limit any right to serve process in any other manner permitted by law. The Company and the Purchasers hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to the Securities, this Agreement or the Registration Rights Agreement, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

         Section 7.3 Entire Agreement; Amendment. This Agreement and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the other

Transaction Documents, neither the Company nor any Purchaser make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. Following the Closing, no provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the Purchasers holding at least a majority of all Shares then held by the Purchasers. Any amendment or waiver effected in accordance with this Section 7.3 shall be binding upon each Purchaser (and their permitted assigns) and the Company.

         Section 7.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:


If to the Company:                  Robert Petty
                                    c/o ROO Group, Inc.
                                    228 East 45th Street, 8th Floor
                                    New York, NY 10017
                                    Tel. No.: (646) 352-0260 Fax No.: (646)
                                    619-4074

with copies to (which shall not constitute notice):

                                    Sichenzia Ross Friedman Ference LLP
                                    1065 Avenue of the Americas
                                    New York, NY 10018
                                    Attention: Richard A. Friedman, Esq.
                                    Tel No.: (212) 930-9700
                                    Fax No.: (212) 930-9725

If to any Purchaser:                At the address of such Purchaser set forth
                                    on Exhibit A to this Agreement.

with copies to:                     Kramer Levin Naftalis & Frankel LLP
                                    1177 Avenue of the Americas
                                    New York, New York 10036
                                    Attention: Christopher S. Auguste
                                    Tel No.: (212) 715-9100
                                    Fax No.: (212) 715-8000

         Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other parties hereto.

         Section 7.5 Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         Section 7.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

         Section 7.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement. Subject to Section 5.1 hereof and subject to Section 7(h) of the Registration Rights Agreement, the Purchasers may assign the Shares and its rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto without the consent of the Company.

         Section 7.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         Section 7.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

         Section 7.10 Survival. The representations and warranties of the Company and the Purchasers shall survive the execution and delivery hereof and the Closing until the third anniversary of the Closing Date except the agreements and covenants set forth in Articles I, III, V, VI and VII of this Agreement shall survive the execution and delivery hereof and the Closing.

         Section 7.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

         Section 7.12 Publicity. Except as discussed in the Registration Statement (as defined in the Registration Rights Agreement), the Company agrees that it will not disclose, and will not include in any public announcement, the names of the Purchasers without the consent of the Purchasers, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation, and then only to the extent of such requirement.

         Section 7.13 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

         Section 7.14 Further Assurances. From and after the date of this Agreement, upon the request of the Purchasers or the Company, the Company and each Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the Registration Rights Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.


                                 ROO GROUP, INC.


                                 By:_____________________________________
                                       Name:    Robin Smyth
                                       Title:   Chief Financial Officer


                                 PURCHASER:


                                 By:_____________________________________
                                       Name:
                                       Title:

                             Schedule of Exceptions
                                       to
                         Common Stock Purchase Agreement

(Prepared in connection with Shares sold by the Company to the Purchasers under the Common Stock Purchase Agreement dated December 28, 2005 (the "December 2005 Purchase Agreement"). Capitalized terms not defined herein shall have the meaning given to such terms in the December 2005 Purchase Agreement.)





























                                December 28, 2005

                                 Schedule 2.1(c)
                                 Capitalization


Authorized Capital Stock:

         As of December 28, 2005, the authorized capital stock of the Company consists of (i) 500,000,000 shares of Common Stock, of which approximately 11,232,448 shares are issued and outstanding; and (ii) 20,000,000 shares of preferred stock, of which 10,000,000 shares are designated as Series A Preferred Stock of which 9,500,000 shares are issued and outstanding.

Outstanding Options:

      --------------------------------------------------------------------------------------------------
                                                                   Exercise
      Name                                           Qty           Price ($)  Notes
      --------------------------------------------------------------------------------------------------
      Options issued under Company Stock Option
      Plan
      --------------------------------------------------------------------------------------------------
      Robert Petty                                       120,000       2.00   Chairman CEO
      --------------------------------------------------------------------------------------------------
      Robin Smyth                                         60,000       2.00   Director & CFO
      --------------------------------------------------------------------------------------------------
      Robert Petty and Robin Smyth to be issued                               Upon meeting selected
      against agreed milestones                           600,000      2.00   Milestones
      --------------------------------------------------------------------------------------------------

      --------------------------------------------------------------------------------------------------
      Other Staff Members                                  99,050      2.00
      --------------------------------------------------------------------------------------------------
      Other Staff to be issued against agreed                                 Upon meeting selected
      milestones                                          904,000      2.00   Milestones
      --------------------------------------------------------------------------------------------------
      Options not under Plan
      --------------------------------------------------------------------------------------------------
      Consultants Options                                 587,500      3.17   Average Exercise Price
      --------------------------------------------------------------------------------------------------

      --------------------------------------------------------------------------------------------------
      Total Options Issued                              2,370,550
      --------------------------------------------------------------------------------------------------

Warrants:

         As of December 28, 2005, the Company had the following warrants outstanding:

         The Company is required to issue placement agent warrants to purchase an aggregate of 150,000 shares of Common Stock, exercisable for a period of five years from the date of issuance at a purchase price of $1.50 per share (the "Issuable Placement Agent Warrants"). The warrant holders may exercise these warrants on a cashless basis if the shares of Common Stock underlying the warrants are not then registered pursuant to an effective registration statement.

         Warrants to purchase an aggregate of 60,000 shares of Common Stock, exercisable until five years from the date of issuance (October 11, 2005) at a purchase price of $1.50 per share. The holders may exercise these warrants on a cashless basis if the shares of Common Stock underlying the warrants are not then registered pursuant to an effective registration statement.

         Warrants to purchase an aggregate of 383,333 shares of Common Stock, exercisable until five years from the date of issuance (August 23, 2005) at a purchase price of $1.50 per share, as adjusted (the "August 2005 $1.50 Warrants"). The warrant holders may exercise these warrants on a cashless basis if the shares of Common Stock underlying the warrants are not then registered pursuant to an effective registration statement.

         Warrants to purchase an aggregate of 48,000 shares of Common Stock, exercisable until five years from the date of issuance (August 23, 2005) at a purchase price of $1.25 per share, as adjusted (the "August 2005 $1.25 Warrants"). The warrant holders may exercise these warrants on a cashless basis if the shares of Common Stock underlying the warrants are not then registered pursuant to an effective registration statement.

         Warrants to purchase an aggregate of 22,000 shares of Common Stock, exercisable until five years from the date of issuance (July 18, 2005) at a purchase price of $10.00 per share, as adjusted (the "July 2005 Warrants"). The warrant holders may exercise these warrants on a cashless basis if the shares of Common Stock underlying the warrants are not then registered pursuant to an effective registration statement. These warrants have antidilution rights.

         Warrants to purchase an aggregate of 60,000 shares of Common Stock exercisable until five years from the date of issuance (1/3 were issued September 10, 2004, 1/3 were issued November 23, 2004 and 1/3 were issued February 3, 2005) at a purchase price of $5.00 per share, as adjusted. The holders may exercise these warrants on a cashless basis if the shares of Common Stock underlying the warrants are not then registered pursuant to an effective registration statement. These warrants have antidilution rights.

Outstanding Preferred Stock:

         On March 17, 2005, the Company issued 6,000,000 shares of Series A Preferred Stock to its Chief Executive Officer, Robert Petty, and 1,500,000 shares of Series A Preferred Stock to its Chief Financial Officer, Robin Smyth. These shares have a combined valuation of $750,000. These shares were issued as a performance bonus to Messrs. Petty and Smyth for, among other things, their role in helping expand and grow the Company's business operations.

         Also on March 17, 2005, the Company issued an aggregate of 2,000,000 shares of Series A Preferred Stock to two accredited investors as consideration for investor relations services. These shares have a combined valuation of $200,000.

         Beginning two years from the date of issuance of the Series A Preferred Stock, each one share of Series A Preferred Stock is convertible, at the option of the holder, into 0.04 shares of the Company's common stock. However, holders cannot convert any share of Series A Preferred Stock if the market price of the Company's common stock is below $3.00 per share.

Registration Rights:

         The Company is required to file a registration statement registering the resale of shares of Common Stock issuable upon exercise of the July 2005 Warrants, within 30 days from receipt of a written demand from the warrant holders for the Company to do so.

         As described under "Robert Petty Note Purchase Agreement" under
Schedule 2.1(i) hereof, the Company has agreed to register the resale of Common Stock issuable by Robert Petty to certain security holders. The Company is contractually obligated to file such registration statement by November 25, 2005. This transaction will be included in the registration statement required to be filed by the Company pursuant to the Registration Rights Agreement.

         The Company has agreed to register the resale of approximately 3,833,333 shares of Common Stock sold to investors on August 23, 2005. The Company is contractually obligated to file such registration statement by November 19, 2005. This transaction will be included in the registration statement required to be filed by the Company pursuant to the Registration Rights Agreement.

         The Company has agreed to register the resale of approximately 1,500,000 shares of Common Stock sold to investors on October 20, 2005. The Company is contractually obligated to file such registration statement by October 7, 2005. This transaction will be included in the registration statement required to be filed by the Company pursuant to the Registration Rights Agreement.

         The Issuable Placement Agent Warrants, the August 2005 $1.25 Warrants and the August 2005 $1.50 Warrants have piggyback registration rights. The sale of Common Stock issuable upon exercise of these warrants will be included in the registration statement required to be filed by the Company pursuant to the Registration Rights Agreement.

         The Company has agreed to register the resale of 359,280 shares of Common Stock that may be issuable by the Company as payment of the Share Variance (defined under "Reality Group Pty Ltd." under Schedule 2.1(v). The Company is contractually obligated to file such registration statement by November 27, 2005.

         The shares underlying the placement agent warrants described in
Schedule 2.1(p) will have standard piggyback registration rights, a cashless exercise provision, will be non-redeemable and will be included in the registration statement required to be filed by the Company pursuant to the Registration Rights Agreement.

                                 Schedule 2.1(e)
                                  No Conflicts


         The Registration Rights Agreement conflicts with certain of the registration rights described in Schedule 2.1(c).

                                 Schedule 2.1(f)
                   Commission Documents; Financial Statements


         The Company untimely filed a current report on Form 8-K reporting the purchase of all of the outstanding shares of common stock of Bickhams Media, Inc., a Delaware corporation.

         The Company untimely filed a current report on Form 8-K reporting entering into a new lease agreement and changing the location of its principal executive office in New York.

                                 Schedule 2.1(g)
                                  Subsidiaries


ROO Media Corporation, a Delaware corporation and wholly owned subsidiary of the Company

ROO Media (Aust.) Pty Ltd., an Australia corporation and wholly owned subsidiary of the Company

ROO Broadcasting Ltd., an Australia corporation and wholly owned subsidiary of the Company

Undercover Media (Aust.) Pty Ltd., an Australia corporation and wholly owned subsidiary of the Company

ROO TV Pty Ltd., an Australia corporation and wholly owned subsidiary of the Company

Bickhams Media, Inc., a Delaware corporation and wholly owned subsidiary of the Company

VideoDome.com Networks, Inc., a wholly owned subsidiary of Bickhams Media, Inc. and a California corporation

                                 Schedule 2.1(h)
                           No Material Adverse Change


         None.

                                 Schedule 2.1(i)
                           No Undisclosed Liabilities


Robert Petty Note Purchase Agreement:

         On May 18, 2005, the Company entered into a note purchase agreement with Robert Petty, the Company's Chairman and Chief Executive Officer. In consideration for gross proceeds of $600,000, the Company incurred a debt payable to Mr. Petty in the amount of $600,000. The Company paid transaction fees totaling $92,500, which includes a $60,000 placement agent fee in connection with the sale by Mr. Petty of $600,000 principal amount of secured convertible promissory notes (described below) and $32,500 in legal fees in connection with the below transactions. As evidence of the $600,000 debt and a prior existing $500,000 debt payable to Mr. Petty, the Company issued Mr. Petty a promissory note in the principal amount of $1,100,000. The principal sum of $1,100,000 plus interest at the rate of 10% per annum calculated beginning June 1, 2005 is due to be re-paid on December 31, 2005. The Company's obligations under the promissory note are secured by a subordinated security interest in all of the Company's assets. In October 2005, the Company's Chairman and Chief Executive Officer converted $600,000 of the $1,100,000 principal amount promissory note into shares of the Company's Common Stock at a price of $1.50 per share.

         On May 19, 2005, the Company applied $200,000 of the $600,000 gross proceeds from Mr. Petty's loan to redeem $142,857 principal amount of the Company's outstanding $3,000,000 principal amount of callable secured convertible notes issued to the NIR Group. As consideration for the redemption, the holders of the callable secured convertible notes agreed not to convert any amount due under the callable secured convertible notes at a conversion price less than $0.10 per share for a 60-day period ending July 18, 2005. A complete description of the material terms of the Company's agreement with the holders of the callable secured convertible notes is described in a Form 8-K which was filed with the Securities and Exchange Commission on May 12, 2005.

         In connection with the above loan from Mr. Petty to the Company, Mr. Petty personally sold an aggregate of $600,000 principal amount of secured convertible promissory notes to certain investors. The secured convertible promissory notes are convertible into common stock held by Mr. Petty at a price of $1.25 per share, as adjusted. Mr. Petty's obligations under the secured convertible promissory notes are secured by a security interest in the $1,100,000 principal amount promissory note payable by the Company to Mr. Petty. The secured convertible promissory notes bear interest at a rate of 8% per annum.

         As partial consideration for the loan from Mr. Petty, the Company entered into a registration rights agreement, pursuant to which the Company agreed to prepare and file a registration statement providing for the resale of the shares of common stock issuable upon conversion of the secured convertible promissory notes, including shares of common stock that may be issued as interest payments under the secured convertible promissory notes. If the registration statement is not filed by November 25, 2005 or declared effective by December 25, 2005, Mr. Petty must pay liquidated damages equal to 2% per calendar month or portion thereof of aggregate $600,000 aggregate principal amount of the secured convertible promissory notes. Any liquidated damages may be paid in Mr. Petty's option in cash or shares of common stock of the Company which are owned by Mr. Petty.

July 2005 Securities Purchase Agreement:

         On July 18, 2005, the Company entered into a Securities Purchase Agreement with four accredited investors (the NIR Group) for the sale of up to:
(i) $2,500,000 in callable secured convertible notes; and (ii) warrants to purchase up to 5,000,000 shares of Common Stock. The investors are obligated to provide the Company with the funds as follows: (i) $550,000 was disbursed on July 19, 2005; and (ii) approximately $177,273 will be disbursed on the final business day of each month beginning in August 2005 and ending June 2006. However, the entire $2,500,000 must be funded by the investors within five business days after effectiveness of a registration statement covering the number of shares of Common Stock underlying the callable secured convertible notes and the warrants. All outstanding callable secured convertible notes held by the NIR Group were repaid on August 23, 2005.

         The warrants are exercisable until five years from the date of issuance at a purchase price of $10.00 per share, as adjusted. The investors may exercise the warrants on a cashless basis if the shares of Common Stock underlying the warrants are not then registered pursuant to an effective registration statement. The warrants have antidilution rights.

                                 Schedule 2.1(j)
                     No Undisclosed Events and Circumstances


         None.

                                 Schedule 2.1(k)
                                  Indebtedness


         See the disclosure under "Robert Petty Note Purchase Agreement" under
Schedule 2.1(i).

                                 Schedule 2.1(l)
                                 Title to Assets


         As described in Schedule 2.1(i) under "Robert Petty Note Purchase Agreement," the Company has granted a security interest in certain of the Company's assets to Robert Petty, the Company's Chairman and Chief Executive Officer, in connection with a $1.1 million principal amount promissory note. As of December 28, 2005, the outstanding balance of such promissory note was $350,000.

                                 Schedule 2.1(m)
                                 Actions Pending


         None.

                                 Schedule 2.1(n)
                               Compliance with Law


         None.

                                 Schedule 2.1(o)
                                      Taxes


         None.

                                 Schedule 2.1(p)
                                  Certain Fees


         The Company has entered into an agreement with Burnham Hill Partners ("Burnham"), pursuant to which, in connection with the Transaction Documents, the Company must pay Burnham a cash fee equal to 10% of the gross proceeds up to $3 million and 8% of the gross proceeds in excess of $3 million. In addition, the Company must issue Burnham or its assigns placement agent warrants in an amount equal to 10% of the securities issued in connection with the Transaction Documents. The placement agent warrants will be exercisable at the Per Share Purchase Price and will expire five years from the issuance date of the placement agent warrants. The shares underlying the placement agent warrants will have standard piggyback registration rights, a cashless exercise provision, will be non-redeemable and will be included in the registration statement required to be filed by the Company pursuant to the Registration Rights Agreement.

                                 Schedule 2.1(r)
                              Operation of Business


         See the disclosure under Schedule 2.1(l).

                                 Schedule 2.1(s)
                            Environmental Compliance


         None.

                                 Schedule 2.1(t)
                 Books and Records; Internal Accounting Controls


         None.

                                 Schedule 2.1(u)
                               Material Agreements


         None.

                                 Schedule 2.1(v)
                          Transactions with Affiliates


January 7, 2003 Loan Agreement:

         On January 7, 2003, ROO Media Corporation entered into a new loan agreement with Mr. Robert Petty to replace a loan agreement entered into with Mr. Petty dated July 29, 2001. The interest on the loan is 10% per annum and the outstanding balance as of September 30, 2005 was $950,000. Mr. Petty has agreed that no demand for payment will be made to the company through December 13, 2004 and any principal repayment during any month above $20,000 will require board approval. The loan is secured by all of the assets of ROO Media. This loan is evidenced partially by the promissory note described below under "Robert Petty Note Purchase Agreement."

Reality Group Pty Ltd.

         Pursuant to a Stock Purchase Agreement dated as of March 11, 2004 (the "Reality Purchase Agreement") between the Company and the shareholders (the "RGP Shareholders") of Reality Group Pty Ltd., a corporation formed under the laws of Australia ("RGP"), the Company purchased 80% of the outstanding ordinary shares of RPG. As consideration for this purchase, the Company issued 8,360,000 shares (167,200 shares post one-for-50 reverse split) of common stock to the RGP Shareholders.

         During the period ending twelve months after the RGP Shareholders may sell their Company shares under Rule 144 (the "Guarantee Period"), the RGP Shareholders have the option (the "Buy-back Option") to buy back an aggregate of 29 RGP shares, or such number of RGP shares as shall decrease the ownership percentage of the Company in RGP to 51% (the "Buy-back Shares"), from the Company. The consideration for such Buy-back Shares shall be 2,280 (post one-for-50 reverse split) Company shares.

         Pursuant to the March 11, 2004 Stock Purchase Agreement, the Company guaranteed (the "Guarantee") that the RGP Shareholders will be able to sell their Company shares, pursuant to the volume restrictions set forth in Rule 144, for greater than or equal to US$0.30 per share (pre one-for-50 reverse split) during the Guarantee Period. In the event that the RGP Shareholders are unable to sell their Company shares for greater than or equal to US$0.30 per share (pre one-for-50 reverse split) during the Guarantee Period, a share variance (the "Share Variance") will be determined based on the difference between (a) the number of Company shares to be sold multiplied by US$0.30 per share (pre one-for-50 reverse split) and (b) the number of Company shares to be sold multiplied by the closing sale price of the Company's shares on the trading day immediately prior to the day that a RGP Shareholder notifies the Company of its enforcement of the Guarantee. In the event that a RGP Shareholder enforces the Guarantee, the Company, in its sole discretion, may pay the Share Variance to the RGP Shareholder in one of the following ways: (1) in cash; (2) the Company shall authorize the Escrow Agent (as defined in the March 11, 2004 Stock Purchase Agreement) to return to the RGP Shareholders on a pro rata basis that amount of Company shares, based on a share valuation of US$20,900 per RGP ordinary share, that shall constitute the Share Variance; or (3) if mutually agreeable to the RGP Shareholders, in shares of common stock of the Company based on the average closing sale price of shares of common stock of the Company during the previous fifteen (15) trading days. The shares issuable by the Company as payment of the Share Variance will be included in the registration statement required to be filed by the Company pursuant to the Registration Rights Agreement.

         On October 28, 2005, the Company entered into an amendment (the "Amendment") to the Reality Purchase Agreement. Pursuant to the Amendment, the RGP Shareholders agreed to exercise their buyback option effective January 1, 2006 at which date the Company must sell to the RGP Shareholders such number of shares of Reality Group's common stock so as to reduce the Company's ownership of Reality Group to 51%. The RGP shareholders further agreed that the Share Variance shall be calculated based upon a closing sale price of $2.50 and the Share Variance equals $1,263,500.

         The Company paid $200,000 of the $1,263,500 Share Variance in cash and issued 425,400 shares (the "Variance Shares") of the Company's Common Stock as payment of the remaining $1,063,500 based on a stock price of $2.50 per share. The Company guaranteed (the "Variance Guarantee") the RGP Shareholders that they will be able to sell their Exchange Shares (as defined in the Reality Purchase Agreement and as described in a Form 8-K filed by the Company on May 17, 2004) and Variance Shares for a price equal to or greater than $2.50 per share for a period of 14 days after the earliest date that the RGP Shareholders can publicly sell their shares of the Company's Common Stock (the "Variance Guarantee Period"). In the event the RGP Shareholders are unable to sell any of the Exchange Shares or the Variance Shares for a price equal to or greater than $2.50 per share during the Variance Guarantee Period, then the Company must issue them such number of shares of Common Stock equal to: (x) the applicable number of Variance and/or Exchange Shares multiplied by $2.50, less (y) the applicable number of Variance and/or Exchange Shares multiplied by the average closing sale price of the Company's Common Stock on the OTC Bulletin Board during the Variance Guarantee Period, divided by (z) the average closing sale price of the Company's Common Stock on the OTC Bulletin Board during the Variance Guarantee Period. Notwithstanding the above agreements, if at any time during the Variance Guarantee Period an offer is presented to a RGP Shareholder to purchase their Variance Shares for a price equal to or greater than $2.50 per share and such shareholder does not accept the offer, then the Company's obligations pursuant to the Variance Guarantee shall be automatically terminated with respect to such shareholder. The Company agreed to prepare and file a registration statement providing for the resale of 359,280 of the Variance Shares by November 27, 2005.

Purchase of Bickhams Media, Inc.:

         On September 10, 2004, the Company entered into an agreement to purchase of all of the outstanding shares of common stock of Bickhams Media, Inc. from Avenue Group, Inc. Avenue Group is a founding shareholder of the Company and currently owns approximately 17% of the Company's outstanding common stock. Also, in connection with the purchase of Bickhams Media, the Company agreed to guaranty all of the obligations of VideoDome.com Networks, Inc. under a promissory note of VideoDome that was issued to Avenue Group in October 2003 in the principal amount of $290,000. These obligations are required to be re-paid by the Company twelve months after the date of the agreement. The Company's management believes that the terms of this transaction were at least as favorable as could have been obtained from an unrelated third party.

Series A Preferred Stock:

         On March 17, 2005, the Company issued 6,000,000 shares of Series A Preferred Stock to its Chief Executive Officer, Robert Petty, and 1,500,000 shares of Series A Preferred Stock to its Chief Financial Officer, Robin Smyth. These shares have a combined valuation of $750,000. These shares were issued as a performance bonus to Messrs. Petty and Smyth for, among other things, their role in helping expand and grow the Company's business operations.

Robert Petty Note Purchase Agreement:

         See the disclosure under Schedule 2.1(i) under "Robert Petty Note Purchase Agreement."

Purchase of Factory 212 Pty Ltd.

         On October 28, 2005, the Company entered into an agreement with ROO Broadcasting Limited, a wholly owned subsidiary of the Company ("ROO Broadcasting"), and the shareholders of Factory 212 Pty Ltd. ("Factory212"), pursuant to which ROO Broadcasting acquired 51% of the outstanding ordinary shares of Factory212.

         As consideration for the ordinary shares of Factory212, the Company issued 10,000 shares (the "Initial Shares") of the Company's Common Stock to the Factory212 shareholders. Subject to the conditions described below, the Company may issue additional shares ("Additional Shares") of common stock to the Factory212 shareholders, issuable after December 31, 2007, calculated as follows:

          51% of [(1 * Factory212 Revenue) + (4 * Factory212 Earnings)]
          -------------------------------------------------------------
                             Average ROO Share Price

where: "Factory212 Revenue" means the billings less all media and third party supplier costs of Factory212 for the twelve month period ending December 31, 2007; "Factory212 Earnings" means the earnings of Factory212 before tax and after deduction of interest and all other expenses for the twelve month period ending December 31, 2007; and "Average ROO Share Price" means the average price of the Company's Common Stock during the final five trading days of December 2007.

         If the Company does not issue the maximum number of Additional Shares, ROO Media's 51% ownership of Factory212 will be reduced on a pro rata basis by the difference between the maximum number of Additional Shares and the actual number of Additional Shares issued. If the Company does not issue any Additional Shares, ROO Media will relinquish all of its 51% ownership of Factory212. However, if the Factory212 Earnings are greater than 15% of the Factory212 Revenue and the number of Additional Shares to be issued are less than 4.9% of the then current outstanding shares of common stock of the Company, the Company must proceed with issuing the maximum number of Additional Shares in accordance with the above formula.

         The acquisition of Factory212 was conditioned upon the parties entering into the Amendment described above under "Reality Group Pty Ltd." If the Company fails to meet its material obligations under the terms of the Amendment, then the Company and ROO Media agreed that the Factory212 shareholders may in their sole discretion require the ROO Media to relinquish all of its ownership of Factory212. In such event, the Company agreed that the Factory 212 shareholders shall be entitled to retain ownership of their Initial Shares.

                                 Schedule 2.1(y)
                           Employees; Labor Relations


         None.

                                 Schedule 2.1(z)
                         Absence of Certain Developments


Corporate Securities:

         The Company has borrowed an aggregate gross amount of $1,550,000 and issued an aggregate principal amount of $1,550,000 callable secured convertible notes and related warrants to purchase an aggregate of 42,000 shares (post one-for-50 reverse split) of Common Stock, and Common Stock pursuant to conversions of outstanding callable secured convertible notes. On August 23, 2005, all outstanding callable secured convertible notes were repaid by the Company totaling in excess of $3,000,000. A related lien on the Company's assets was terminated on August 23, 2005.

         The Company has issued shares of Series A Preferred Stock described under "Outstanding Preferred Stock" under Schedule 2.1(c).

         The Company has issued a promissory note to Robert Petty, the Company's Chairman and Chief Executive Officer, described under "Robert Petty Note Purchase Agreement" under Schedule 2.1(i).

         In addition to the above, the Company has issued the following securities since December 31, 2004:

         On March 1, 2005 the Company issued 140,000 options (post one-for-50 reverse split) to Strategic Growth with an exercise price of $5.00, as adjusted, valued under the Black-Scholes method as $190,456 as payment for investor relations consulting services.

         On May 9, 2005 the requirements of the second milestone in the stock purchase agreement with Bickhams Media and Daniel and Vardit Aharonoff dated November 1, 2004 being Commercial Launch of combined platform ROO Media and VideoDome Media Manager platform having been met the Company authorized the payment of $100,000 and that 40,000 shares (post one-for-50 reverse split) of common stock of the Company be issued.

         On August 23, 2005, the Company sold approximately 3,833,333 shares (post one-for-50 reverse split) of Common Stock to accredited investors at a price of $1.50 per share, as adjusted.

         On August 23, 2005, the Company issued warrants to purchase an aggregate of approximately 383,333 shares (post one-for-50 reverse split) of Common Stock, exercisable until five years from the date of issuance at a purchase price of $1.50 per share, as adjusted.

         On August 23, 2005, the Company issued warrants to purchase an aggregate of 48,000 shares (post one-for-50 reverse split) of Common Stock, exercisable until five years from the date of issuance at a purchase price of $1.25 per share, as adjusted.

         In October 2005, the Company issued shares of Common Stock described under "Purchase of Factory 212 Pty Ltd." under Schedule 2.1(v).

         On October 11, 2005, the Company issued warrants to purchase an aggregate of 60,000 shares of Common Stock exercisable until five years from the date of issuance at a purchase price of $1.50 per share.

         On October 21, 2005, the Company sold 1,500,000 shares of Common Stock to accredited investors at a price of $1.50 per share.

         On October 21, 2005, the Company `s Chief Executive Officer, President and Chairman of the Board, Robert Petty, converted $600,000 of a $1,100,000 note payable to him into 400,000 shares of common stock at a conversion price of $1.50 per share.

         On December 2, 2005 the Company issued 260,000 options to Strategic Growth with an exercise price of $3.00 and adjusted the exercise price on the existing options to $3.00, as payment for investor relations consulting services.

         On December 2, 2005 the Company issued 50,000 options to Brimberg & Co. with an exercise price of $3.00, as payment for investor relations consulting services.

Material Transactions Not Described Elsewhere in this Schedule 2.1(z):

         On March 9, 2005, the Company amended its certificate of incorporation to designate the rights of Series A Preferred Stock.

         On April 1, 2005, the Company entered into a sublease for and on June 7, 2005 moved its principal executive office to premises located at 228 East 45th Street 8th Floor New York, NY 10017.

         On September 30, 2005, the Company filed a certificate of amendment to its certificate of incorporation to effect a one-for-50 reverse split of the outstanding shares of the Company's Common Stock. The effective date of the reverse stock split was October 3, 2005.

         On September 30, 2005, the Company amended the terms of its Series A Preferred Stock to provide that: (1) the holders thereof may not convert shares of Series A Preferred Stock if the market price of the Common Stock is below $3.00 per share; and (2) removing the following restriction on the holders thereof from converting shares of Series A Preferred Stock immediately prior to a change in control of the Company:

         "if at the time of a conversion under this Section 5.2 the market price of the Common Stock is below $0.40 per share, then each share of Series A Preferred Stock shall convert into such number of shares of Common Stock equal to (x) two (2), multiplied by (y) the closing price of the Common Stock on the date of the event triggering an automatic conversion under this Section 5.2 divided by $0.20."

         As described under "Reality Group Pty Ltd." under Schedule 2.1(v), on October 28, 2005, the Company entered into an Amendment amending the terms of the Reality Purchase Agreement.

         As described under "Purchase of Factory 212 Pty Ltd." under Schedule 2.1(v), on October 28, 2005, the Company entered into an agreement to purchase 51% of the outstanding ordinary shares of Factory 212 Pty Ltd.

                                    EXHIBIT A
                               LIST OF PURCHASERS

Names and Addresses                                Number of Shares and Warrants
of Purchasers                                      Purchased

                                    EXHIBIT B
                                ESCROW AGREEMENT

                                    EXHIBIT C
                                 FORM OF WARRANT

                                    EXHIBIT D
                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT E
                      INVESTOR QUESTIONNAIRE CERTIFICATION

                                 ROO GROUP, INC.
                             INVESTOR QUESTIONNAIRE
                (ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)

To:      ROO Group, Inc.

This Investor Questionnaire ("Questionnaire") must be completed by each potential investor in connection with the offer and sale of the shares of restricted common stock and warrants to purchase shares of common stock of ROO Group, Inc. (the "Securities"). The Securities are being offered and sold by ROO Group, Inc. (the "Company") without registration under the Securities Act of 1933, as amended (the "Act"), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(2) of the Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Company must determine that a potential investor meets certain suitability requirements before offering or selling Securities to such investor. The purpose of this Questionnaire is to assure the Company that each investor will meet the applicable suitability requirements. The information supplied by you will be used in determining whether you meet such criteria, and reliance upon the private offering exemptions from registration is based in part on the information herein supplied.

This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security. Your answers will be kept strictly confidential. However, by signing this Questionnaire, you will be authorizing the Company to provide a completed copy of this Questionnaire to such parties as the Company deems appropriate in order to ensure that the offer and sale of the Securities will not result in a violation of the Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Securities. All potential investors must answer all applicable questions and complete, date and sign this Questionnaire. Please print or type your responses and attach additional sheets of paper if necessary to complete your answers to any item.

A.      BACKGROUND INFORMATION

Name:___________________________________________________________________________

Address of Principal Residence (or Principal Place of Business if investor is an entity):

--------------------------------------------------------------------------------
                               (Number and Street)

--------------------------------------------------------------------------------
(City)___                            (State)                          (Zip Code)

Telephone Number: _________________________

If an individual:
Age: __________   Citizenship: ____________

If a corporation, partnership, limited liability company, trust or other entity:
Type of entity:_________________________________________________________________
State of formation:______________________   Date of formation: _________________

Social Security or Taxpayer Identification No.__________________________________

B.      STATUS AS ACCREDITED INVESTOR

The undersigned is an "accredited investor" as such term is defined in Regulation D under the Act, and at the time of the offer and sale of the Securities the undersigned falls and will fall within one or more of the following categories (Please initial one or more, as applicable): (1)


----------------------
         (1) As used in this Questionnaire, the term "net worth" means the excess of total assets over total liabilities. In computing net worth for the purpose of subsection (4), the principal residence of the investor must be valued at cost, including cost of improvements, or at recently appraised value by an institutional lender making a secured loan, net of encumbrances. In determining income, the investor should add to the investor's adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, contributions to an IRA or KEOGH retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

____ (1) a bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in
Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with the investment decisions made solely by persons that are accredited investors;

____ (2) a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

____ (3) an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities offered, with total assets in excess of $5,000,000;

____ (4) a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of such person's purchase of the Securities exceeds $1,000,000;

____ (5) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

____ (6) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; and

____ (7) an entity in which all of the equity owners are accredited investors (as defined above).

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire this ____ day of __________, 2005, and declares under oath that it is truthful and correct.

                          ______________________________________________________
                          Print Name

                          By: __________________________________________________

                          Signature

                          Title: _______________________________________________
                                   (required  for any purchaser  that is a
                                   corporation, partnership, limited liability company, trust or other entity)

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                                    EXHIBIT F
                                 FORM OF OPINION

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

         2. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Shares, the Warrants and (except as hereafter stated) the Warrant Shares issuable upon exercise of the Warrants. The execution, delivery and performance of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Company, its Board of Directors or its stockholders is required. Each of the Transaction Documents have been duly executed and delivered and each of the Transaction Documents constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms. The Shares and the Warrant Shares are not subject to any preemptive rights under the Certificate of Incorporation or the Bylaws.

         3. The Shares and Warrants have been duly authorized and, the Shares when delivered against payment in full as provided in the Purchase Agreement, will be validly issued, fully paid and nonassessable. The Shares and Warrant Shares have been reserved for issuance.

         4. The execution, delivery and performance of and compliance with the terms of the Transaction Documents and the issuance of the Shares do not (a) violate any provision of the Certificate of Incorporation or Bylaws, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party and which is known to us, (c) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment known to us to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (d) result in a violation of any Federal, state, local or foreign statute, rule, regulation, order, judgment, injunction or decree (including Federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except, in all cases other than violations pursuant to clauses (a) and (d) above, for such conflicts, default, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

         5. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required under Federal, state or local law, rule or regulation in connection with the valid execution, delivery and performance of the Transaction Documents, or the offer, sale or issuance of the Shares other than filings as may be required by applicable Federal and state securities laws.

         6. To our knowledge, there is no action, suit, claim, investigation or proceeding pending or threatened against the Company which questions the validity of the Agreement or the transactions contemplated thereby or any action taken or to be taken pursuant thereto. There is no action, suit, claim, investigation or proceeding pending, or to our knowledge, threatened, against or involving the Company or any of its properties or assets and which, if adversely determined, is reasonably likely to result in a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any officers or directors of the Company in their capacities as such.

         7. The offer, issuance and sale of the Shares and the Warrants are exempt from the registration requirements of the Securities Act of 1933, as amended.

         8. The Company is not, and as a result of and immediately upon Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.